UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): January 16, 2009


                               CON-WAY INC.
                              -------------
           (Exact name of Registrant as specified in its charter)



               Delaware                   1-5046           94-1444798
   -------------------------------     ------------    -------------------
   (State or other jurisdiction of     (Commission        (IRS Employer
            incorporation)             File Number)    Identification No.)


         2855 Campus Drive, Suite 300, San Mateo, California 94403
         ----------------------------------------------------------
        (Address of principal executive offices, including zip code)


                               (650) 378-5200
            ----------------------------------------------------
            (Registrant's telephone number, including area code)

                                   N/A
        ------------------------------------------------------------
        (Former name or former address, if changed since last report)


 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 [  ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)
 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)
 [  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))
 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 8.01 OTHER EVENTS


On January 16, 2009, Con-way Inc. ("Con-way") filed an arbitration demand and a federal lawsuit against New York State Teamsters Conference Pension and Retirement Fund ("Fund") to resolve uncertainties created by Fund's recent contacts with Con-way, threatening to hold Con-way liable for a portion of the multiemployer pension plan withdrawal liability incurred by Consolidated Freightways Corporation ("CFC"), a former subsidiary of Con-way which it spun off to its stockholders in 1996. CFC subsequently went bankrupt in 2002 and the multiemployer pension plans to which CFC was a party (including Fund) subsequently assessed approximately $400 million in claims against CFC for "withdrawal liabilities" that they determined to be CFC's share of unfunded vested benefits under those plans. The withdrawal liability claim that Fund was allowed against CFC in the bankruptcy was in the approximate amount of $19.78 million, which was based on a withdrawal from Fund in late 2002.


In the arbitration demand, Con-way asked the arbitrator to decide and resolve in Con-way's favor all arbitrable disputes between the parties. In the lawsuit, Con-way Inc. v. New York State Teamsters Conference Pension and Retirement Fund (United States District for the Northern District of New York
2009), Con-way asked the court to compel Fund to arbitrate all arbitrable disputes between the parties in the arbitration proceeding that Con-way filed, or, alternatively, to declare that Con-way is not liable for any of CFC's unpaid withdrawal liabilities and to enjoin Fund from violating applicable statutory and plan requirements.


Very recently, Con-way was advised informally by Fund's counsel that Fund's withdrawal liability claim as of February 2003, with interest to that date, exceeded $29 million. Fund has not advised if or how any previous recoveries by Fund in the CFC bankruptcy would be taken into account. It also appears that Fund is reserving the right to assert, presumably in lieu of and not in addition to the $29 million claim, that a "complete withdrawal" occurred on the date Con-way sold a former subsidiary to UPS in December 2004 and as a result that the amount of the withdrawal liability is measurable as of that date. Con-way has not been informed of, nor does it have adequate information available to estimate, the amount of the withdrawal liability claim as of December 2004.


Con-way continues to believe that its actions in connection with the CFC spin-off were proper and will continue to vigorously defend itself from any claims brought against it by Fund and any other multiemployer pension funds seeking to hold Con-way responsible for CFC's withdrawal liabilities. However, there can be no assurance as to the outcome of any such litigation, given uncertainties inherent in such proceedings, including the possible application of adverse judicial decisions rendered in unrelated matters not involving Con-way. Con-way continues to believe that the amount of any claims for unpaid withdrawal liabilities that multiemployer plans may in the future assert against Con-way could be material, and a judgment or arbitration award against Con-way for all or a significant part of these claims could have a material adverse effect on Con-way's financial condition, results of operations and cash flows. As a result of the matters discussed above, Con-way can provide no assurance that matters relating to the spin-off of CFC will not have a material adverse effect on Con-way's financial condition, results of operations or cash flows.




                             SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CON-WAY INC.


                                    /s/ Jennifer W. Pileggi
                                    ---------------------------
Date: January 16, 2009              Name:   Jennifer W. Pileggi
                                    Title:  Senior Vice President
                                            General Counsel and
                                            Secretary